Exhibit 99.1

Lexington Realty Trust
TRADED: NYSE: LXP
One Penn Plaza, Suite 4015
New York NY 10119-4015

Contact:

Investor or Media Inquiries for Lexington Realty Trust:

Patrick Carroll, CFO

Lexington Realty Trust

Phone: (212) 692-7200 E-mail: pcarroll@lxp.com

FOR IMMEDIATE RELEASE

September 6, 2012

LEXINGTON REALTY TRUST TO ACQUIRE

NET LEASE STRATEGIC ASSETS FUND

Increases 2012 Company FFO, As Adjusted, Guidance To A Range Of $0.95 To $0.98 Per Common Share

Raises Quarterly Common Share Dividend By 20%

NEW YORK, NY – September 6, 2012 – Lexington Realty Trust (“Lexington”) (NYSE: LXP), a real estate investment trust focused on single-tenant real estate investments, announced today that it has entered into a definitive agreement to acquire, from Inland American (Net Lease) Sub, LLC (“Inland”), Inland’s interest in Net Lease Strategic Assets Fund L.P. (“NLS”), an existing joint venture between Inland and Lexington formed in 2007, in a transaction valued at approximately $480.0 million. This transaction expands Lexington’s asset base and consolidates Lexington’s ownership of a 98.7% leased portfolio, which Lexington owned and/or managed since before NLS was formed. The cash component of Lexington’s purchase price is approximately $1.3 million, net of NLS cash balances of $8.1 million at August 31, 2012. In addition, at August 31,2012 NLS had approximately $258.0 million of consolidated debt.

In conjunction with the transaction, Lexington is raising its 2012 Company FFO, as adjusted, guidance to a range of $0.95 to $0.98 per common share from a range of $0.93 to $0.96 per common share.

Also today, Lexington declared a regular quarterly dividend/distribution for the quarter ended September 30, 2012, of $0.15 per common share/unit, a 20% increase from the prior quarterly rate of $0.125 per common share/unit. The dividend is payable on October 15, 2012, to common shareholders/unitholders of record as of September 28, 2012. In addition, Lexington declared dividends of $0.8125 per share of its 6.50% Series C Cummulative Convertible Preferred Stock and $0.471875 per share of its 7.55% Series D Cummulative Redeemable Preferred Stock. The Series C dividend is payable on or about November 15, 2012 to shareholders of record as of October 31, 2012. The Series D dividend is payable on October 15, 2012 to shareholders of record as of September 28, 2012.

T. Wilson Eglin, Lexington’s Chief Executive Officer, commented, “This transaction is highly beneficial to Lexington. This portfolio of 41 office, industrial and specialty assets in 23 states is leased to a high quality roster of tenants including Northrop Grumman, Siemens, Owens Corning and Honeywell. These are assets we have owned and/or managed since before NLS was formed, we know very well, and we are acquiring at what we believe is an attractive price. We believe we can create significant value for our shareholders by extending lease terms, recycling capital through asset sales, and refinancing the underlying debt over time.”

Referring to today’s additional announcements, Eglin continued, “We are very pleased to announce an upward revision to our 2012 guidance and a substantial increase in our quarterly common share dividend. These reflect not only the accretion from the acquisition, but also the cumulative impact of (i) reinvesting our excess cash flow to reduce debt, (ii) recycling our capital into higher yielding new investment opportunities, (iii) refinancing our maturing debts at substantially lower rates and (iv) raising portfolio occupancy from 92.0% to 97.7% over the last few years. Even with this 20% dividend increase, we believe our payout ratio in relation to Company FFO, as adjusted, remains conservative.”

Lexington Realty Trust	Page 2 of 2

Net Lease Strategic Assets Fund

NLS was a joint venture between Lexington and Inland. In 2007 and 2008, Lexington contributed or sold 43 properties, a 40% tenant-in-common interest in a property, plus $15.0 million in cash to NLS and Inland contributed $216.0 million in cash to NLS, which was paid to Lexington. Inland had an 85% common equity interest and Lexington had a 15% common equity interest and a 100% preferred equity interest in NLS.

NLS currently owns 26 office properties, 13 industrial properties and two specialty properties totaling 5.8 million square feet in 23 states, plus a 40% tenant-in-common interest in an office property. The NLS properties are 98.7% leased and had annual net operating income of approximately $49.6 million as of June 30, 2012, representing a 10.3% capitalization rate on the transaction value. As of June 30, 2012, the NLS consolidated portfolio was encumbered by $259.0 million of consolidated debt which bore interest at a weighted-average interest rate of 5.2%.

The closing is expected to occur on September 7, 2012, but will be effective as of September 1, 2012. Additional detail on the transaction and the NLS properties will be furnished by Lexington on a Current Report on Form 8-K, which is expected to be filed today with the Securities and Exchange Commission.

ABOUT LEXINGTON REALTY TRUST

Lexington Realty Trust is a real estate investment trust that owns, invests in and manages single-tenant office, industrial and retail properties leased to major corporations throughout the United States. Lexington also provides investment advisory and asset management services to investors in the single-tenant area. Lexington’s common shares are traded on the New York Stock Exchange under the symbol “LXP”. Additional information about Lexington is available on-line at www.lxp.com or by contacting Lexington Realty Trust, Investor Relations, One Penn Plaza, Suite 4015, New York, New York 10119-4015.

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties and other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to, (1) the failure of the transaction to close, (2) the discretion of Lexington’s Board of Trustees with respect to the declaration of future dividends and (3) those factors and risks detailed in Lexington's periodic filings with the Securities and Exchange Commission. Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington's expectations will be realized.

Lexington believes that Funds from Operations (“FFO”) is a widely recognized and appropriate measure of the performance of an equity REIT. Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude generally accepted accounting principles (“GAAP”) historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO as “net income (or loss) computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.” NAREIT recently clarified its computation of FFO to exclude impairment charges on depreciable real estate owned directly or indirectly. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

Lexington presents “Reported Company funds from operations” or “Reported Company FFO,” which differs from FFO because it includes Lexington's operating partnership units, Lexington's 6.50% Series C Cumulative Convertible Preferred Shares, and Lexington's 6.00% Convertible Notes because these securities are convertible, at the holder's option, into Lexington's common shares. Management believes this is appropriate and relevant to securities analysts, investors and other interested parties because Lexington presents Reported Company FFO on a company-wide basis as if all securities that are convertible, at the holder's option, into Lexington's common shares, are converted. Lexington also presents “Company funds from operations, as adjusted” or “Company FFO, as adjusted,” which adjusts Reported Company FFO for certain items which Management believes are not indicative of the operating results of its real estate portfolio. Management believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate funds from operations in a similar fashion, Reported Company FFO and Company FFO, as adjusted, may not be comparable to similarly titled measures as reported by others. Reported Company FFO and Company FFO, as adjusted, should not be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity.

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